Exhibit 2


                                POWER OF ATTORNEY

      The undersigned, General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:


         Preston H. Abbott           Mark Kaplow
         Brock Austin                Barbara A. Lane
         Eileen Brumback             Henry Hubschman
         Carlos Carrasquillo         David L. Lloyd
         Barbara Daniele             Jonathan Mothner
         Sherwood Dodge              Michael Pastore
         Frank Ertl                  Ronald Pressman
         Barbara J. Gould            James C. Ungari
         Paul J. Halas               Alex Urquhart
         Daniel Henson               Maryanne Courtney
         Joseph Lincoln

      Each Attorney shall have the power and authority to do the following:

      To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation or any of its subsidiaries.

      And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

      Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

      Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 31, 2009.

      IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as the 28th day of January 2009.


                                    General Electric Capital Corporation

(Corporate Seal)
                                    By:   /s/ Craig T. Beazer
                                          ------------------------------
                                          Craig T. Beazer
                                          Vice President, General Counsel and
                                          Secretary

Attest:

/s/ David P. Russell
------------------------------
Assistant Secretary

















                                       2